Exhibit 4.1
THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO AETHER HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase 500,000 shares of Common Stock of Aether Holdings, Inc. (subject to adjustment as provided herein)
COMMON STOCK PURCHASE WARRANT

Warrant No. W00000173	Issue Date: November 7, 2006
     AETHER HOLDINGS, INC., a corporation organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for value received, and as an inducement to Robert J. Corliss to enter into that certain Equity Interest and Asset Purchase Agreement, dated as of August 21, 2006, among the Company, Athlete’s Foot Marketing Associates, LLC, Robert J. Corliss and certain other parties thereto, Robert J. Corliss, residing at 5052 Legends Drive, Braselton, GA 30517, or his permitted assigns as set forth herein (the “Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company at any time after the Issue Date set forth above until 5:00 p.m., E.S.T. on the third (3rd) anniversary of the Issue Date (the “Expiration Date”), up to 500,000 fully paid and nonassessable shares of Common Stock (the “Warrant Shares”) at a per share exercise price equal to the closing sale price of Common Stock on the Issue Date (the “Exercise Price”). The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided herein.
     As used herein, capitalized terms, in addition to the terms defined elsewhere herein and unless the context otherwise requires, have the following respective meanings:
     (a) The term “Affiliate” shall mean with respect to the Person in question, any other Person that, directly or indirectly, (i) owns or controls ten percent (10%) or more of the outstanding voting and/or equity interests of such Person, or (ii) controls, is controlled by or is under common control with, the Person in question, and shall include, as applicable, members of the Immediate Family of such Person. For the purposes of this definition, the term “control” and its derivations shall mean having the power, directly or indirectly, to direct the management, policies or general conduct of business of the Person in question, whether by the ownership of voting securities, contract or otherwise.
     (b) The term “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the State of New York, the State of Georgia or the State of Maryland are authorized or required by law to close.
     (c) The term “Commission” shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     (d) The term “Company” means Aether Holdings, Inc. and any corporation which shall succeed or assume the obligations of Aether Holdings, Inc. hereunder.
     (e) The term “Common Stock” means (i) the Company’s common stock, $1.00 par value per share, and (ii) any other securities into which or for which any of the securities described in clause (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.
     (f) The term “Immediate Family” means a person’s spouse, parent, child, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law and anyone else who resides in the person’s home.
     (g) The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 2 or otherwise.
     (h) The term “Person” shall mean any natural person, corporation, general or limited partnership, limited liability company, association, joint venture, trust, estate, governmental authority or other legal entity, in each case whether in its own or a representative capacity.
     (i) “Securities Act” shall mean the U.S. Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.
     (j) “Voting Agreement” shall mean that certain Voting Agreement, dated as of the even date herewith, between the Company and the Holder.
     1. Exercise of Warrant.
          1.1. Number of Shares Issuable upon Exercise. From and after the Issue Date through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 2.
          1.2. Full Exercise. This Warrant may be exercised in full by the Holder hereof by delivery of an original or facsimile copy of the form of subscription attached as Exhibit A hereto (the “Subscription Form”) duly executed by such Holder and surrender of the original Warrant within four (4) days of exercise, to the Company at its principal office or at the office of its Warrant Agent (as provided hereinafter), accompanied by payment, in cash, wire transfer of immediately available funds or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Exercise Price then in effect.
          1.3. Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of whole shares of Common Stock designated by the Holder in the Subscription Form by (b) the Exercise Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or on the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, the whole number of shares of Common Stock for which such Warrant may still be exercised.
          1.4. Fair Market Value. “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:
                (a) If the Company’s Common Stock is traded on an exchange, such as The New York Stock Exchange, The American Stock Exchange or the Nasdaq Global Market or the Nasdaq Capital Market (as applicable, “Nasdaq”), then the closing or last sale price, respectively, reported for the last Business Day immediately preceding the Determination Date;
                (b) If the Company’s Common Stock is not traded on an exchange as set forth in clause (a) above, but is traded on the over-the-counter market, then the average of the closing bid and ask prices reported for the last Business Day immediately preceding the Determination Date;
                (c) Except as provided in clause (d) below, if the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen mutually by the Holder and the Company from a panel of persons qualified by education and training to pass on the matter to be decided; or
                (d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.
          1.5. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.
          1.6. Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as Trustee for the Holder of the Warrants pursuant to Section 2.3, such Trustee shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.6.
          1.7 Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share of Common Stock, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.
          1.8 This Warrant may also be exercised in whole or in part by means of a “cashless exercise” by tendering this Warrant to the Company to receive a number of shares of Common Stock equal in Market Value to the difference between the Market Value of the shares of Common Stock issuable upon such exercise of this Warrant and the total cash exercise price of that part of the Warrant being exercised. “Market Value” for this purpose shall be the closing price of the Common Stock as reported by Nasdaq or, if not available, by Bloomberg L.P. on the date of such cashless exercise. Certificates for shares purchased hereunder shall be delivered to the Holder hereof within ten (10) Business Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a the Holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, prior to the issuance of such shares, have been paid. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant.
     2. Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price in effect and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as provided in this Section 2.
          2.1. Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1, at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 2.
          2.2 Dividends, Splits, Reclassifications Etc. In the event of changes in the outstanding Common Stock of the Company by reason of share dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, reorganizations, liquidations, or the like, the number and class of the Warrant Shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of the Warrant Shares subject to this Warrant.
          2.3. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrants after the effective date of such dissolution pursuant to this Section 2 to a bank or trust company (a “Trustee”) having its principal office in New York City, New York, as trustee for the Holder of the Warrants.
          2.4. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 2, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided herein. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 2, then only in such event will the Company’s securities and property (including cash, where applicable) receivable by the Holder of the Warrants be delivered to the Trustee as contemplated by Section 2.3.
     3. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company will cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant Agent of the Company that may be appointed pursuant to Section 8 hereof.
     4. Reservation of Stock, etc. Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.
     5. Assignment; Exchange of Warrant. Subject to compliance with all applicable securities laws, this Warrant, and all rights hereunder are transferable or assignable only with prior written consent of the Company, which consent shall not be unreasonably withheld; provided, however, that any proposed transferee shall execute and deliver to the Company a voting agreement between such proposed transferee and the Company substantially in the form of the Voting Agreement. In the event the Company consents to such assignment, on the surrender for exchange of this Warrant, with endorsement of the registered holder of this Warrant proposing to effect the assignment (a “Transferor”) in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with an opinion of counsel reasonably satisfactory to the Company that the transfer of this Warrant will be in compliance with all applicable securities laws, the Company at its expense, once only, but with payment by the Transferor of any applicable transfer taxes, will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each, a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor. No such transfers shall result in a public distribution of the Warrant.
     6. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense, once only, will execute and deliver, in lieu thereof, a new Warrant of like tenor.
     7. No Shareholder Rights. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company.
     8. Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent (a “Warrant Agent”) for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 6, and replacing this Warrant pursuant to Section 6, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.
     9. Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.
     10. Representations and Covenants of Holder. The Holder represents and warrants that it is acquiring the Warrant and the Warrant Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Warrant Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Warrant Shares the Holder is acquiring are being acquired for, and will be held for, the Holder’s account only. The Holder further represents and warrants as follows:
     (a) Securities Are Not Registered.
          (i) The Holder acknowledges and understands that the Warrant and the Warrant Shares have not been registered under the Securities Act, on the basis that no distribution or public offering of the shares of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.
          (ii) The Holder of this Warrant recognizes that the Warrant and the Warrant Shares must be held indefinitely, and that no sale, transfer, assignment, hypothecation or other disposition of this Warrant or the Warrant Shares shall be made in the absence of (A) an effective registration statement under the Securities Act as to this Warrant or the Warrant Shares and the registration or qualification of this Warrant or the Warrant Shares under any applicable state securities laws is then in effect or (B) an opinion of counsel satisfactory to the Company to the effect that such registration or qualification is not required in reliance on an exemption therefrom.

          (iii) The Holder is aware that neither the Warrant nor the Warrant Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. So long as the Holder owns any Warrant Shares, the Company agrees to furnish such Holder forthwith upon request: a written statement by the Company as to its compliance with Rule 144, a copy of the most recent annual or quarterly report of the Company filed with the Commission, and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.
     (b) Legended Shares. The Holder understands and agrees that all certificates or other instruments evidencing the Common Stock to be issued in connection with the exercise of this Warrant will bear legends as provided herein, one of which shall be substantially in the form set forth below:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION HEREOF. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ALL OTHER APPLICABLE STATE SECURITIES LAWS.”
     (c) Accredited Investor Status. The Holder is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.
     11. Registration Rights. The Company shall afford the Holder certain registration rights with respect to the Warrant Shares in accordance with the terms and subject to the conditions of that certain Registration Rights Agreement dated as of even date herewith, between the Company and Athlete’s Foot Marketing Associates, LLC.
     12. Voting Agreement. It shall be a condition precedent to the Holder’s receipt of this Warrant that the Holder execute and deliver to the Company the Voting Agreement with respect to the voting of the Warrant Shares, in the form and substance satisfactory to the Company and attached hereto as Exhibit C. The Holder understands and hereby agrees that all certificates evidencing the shares of Common Stock to be issued in connection with the exercise of this Warrant, in addition to the legend set forth above, will bear legend(s) substantially in the form set forth in the Voting Agreement.
     13. Securityholder Questionnaire. It shall be a condition precedent to the Holder’s receipt of this Warrant that the Holder execute and deliver to the Company the Securityholder Questionnaire with respect to the Warrant Shares, in the form and substance satisfactory to the Company and attached hereto as Exhibit D.
     14. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company to: Aether Holdings, Inc., 1330 Avenue of the Americas, 40th Floor, New York, NY 10019, Attn. James Haran, facsimile: (212) 277-1160, with an additional copy (which shall not constitute notice) by facsimile only to: Richard Rudder, Esq., Baker & McKenzie LLP, 1114 Avenue of the Americas, New York, NY 10036, facsimile: (212) 310-1704, and (ii) if to the Holder, to the address and facsimile number listed on the first paragraph of this Warrant, with an additional copy by facsimile only to: Arnall Golden Gregory LLP, 171 17th St., NW, Suite 2100, Atlanta, GA 30363, Attn: Cleburne E. Gregory III, Esq., facsimile: (404) 873-8635.
     15. Descriptive Headings.
     The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only, do not constitute a part of this Warrant, and shall not limit or otherwise affect any of the terms hereof.
     16. Governing Law; Dispute Resolution. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to its conflicts of law principles. The Company and the Holder hereby agree that any dispute arising out of or relating to this Warrant, or any action for recognition or enforcement of any judgment, shall be adjudicated by any New York State court or federal court of the United States sitting in New York City, and any appellate court from any thereof.
     17. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

AETHER HOLDINGS, INC.
By:	/s/
Name:
Title:

Witness:

/s/

Exhibit A
FORM OF SUBSCRIPTION
(to be signed only on exercise of Warrant)
TO: AETHER HOLDINGS, INC.
(1)     ☐     Payment.     The undersigned, pursuant to the provisions set forth in the attached Warrant (No.      ), hereby irrevocably elects to purchase                shares of Common Stock of Aether Holdings, Inc. (the “Company”) covered by such Warrant, and tenders herewith payment of the full exercise price for such shares at the price provided for, and subject to the adjustment as provided in, such Warrant, together with all applicable transfer taxes, if any. Such payment of the full exercise price in the amount of $          is in lawful money of the United States.
          ☐     Cashless Exercise. The undersigned hereby elects to purchase                shares of Common Stock of the Company pursuant to the terms of the cashless exercise provisions set forth in Section 1.8 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.
(2)     The undersigned requests that the certificates for said shares of Common Stock be issued in the name of, and delivered to whose address is

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from registration under the Securities Act.

Dated:

(Signature must conform to name of holder as specified on the face of the Warrant)

(Address)

Exhibit B
FORM OF TRANSFEROR ENDORSEMENT
(To be signed only on transfer of Warrant)
     For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of AETHER HOLDINGS, INC. to which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of AETHER HOLDINGS, INC. with full power of substitution in the premises.

Transferees	Percentage Transferred	Number Transferred

Dated:                     ,

Signed in the presence of:

     (Name)

ACCEPTED AND AGREED:
[TRANSFEREE]

     (Name)

(Signature must conform to name of holder as specified on the face of the warrant)

     (address)

     (address)

Exhibit C
Voting Agreement

Exhibit D
Securityholder Questionnaire